                                   Exhibit B
                                   ---------

                            CONTRIBUTION AGREEMENT

                               See the attached.

                                                                    Exhibit 99.B


                             CONTRIBUTION AGREEMENT

     This Contribution Agreement, dated as of June 18, 2001, is made by and among the persons and entities whose signatures appear below (the "Parties").

                                    Recitals
                                    --------

     Each of the Parties is a stockholder of Provant, Inc. ("Provant"). The Parties have agreed to act together for the purpose of exploring ways to increase shareholder value at Provant, including without limitation proposing an alternative slate of directors at the 2001 Provant annual meeting and soliciting proxies in favor of the slate (collectively, the "Contest"). The Parties are entering into this Agreement to provide for the sharing of expenses in connection with the Contest.

                                   Agreement
                                   ---------

     In consideration of the premises set forth above, and in order to provide for the equitable sharing of expenses, the Parties hereby agree as follows:

     1. Authorization to Incur Expenses. Each of the Parties hereby authorizes Dominic J. Puopolo to incur on its behalf reasonable fees and expenses in connection with the Contest. These fees and expenses may include, without limitation, proxy solicitation fees, financial advisory fees, legal fees, filing fees, printing fees, mailing fees and media fees.

     2. Payment of Pro Rata Share. Each of the Parties unconditionally and irrevocably agrees to pay its pro rata share of any fees and expenses incurred in connection with the Contest. A Party's pro rata share shall be equal to the number of shares of Provant Common Stock the Party beneficially owns (excluding shares the Party has the right to acquire) divided by the aggregate number of shares that all Parties beneficially own. Each Party's pro rata share is set forth on Annex A to this Agreement.

     3. Estimates. On or about the last day of each month commencing June 30, 2001, each of the Parties will receive an estimate of the total fees and expenses incurred through the end of the month in connection with the Contest.

     4. Invoices and Payment. Payments will be due within 3 business days of receipt of an invoice that reasonably details the fees and expenses to be paid.

     5. Reimbursement. The Parties agree that if the Contest is successful they will seek from Provant reimbursement for fees and expenses in connection with the Contest.

     6. Additional Parties. The Parties agree that any additional stockholder of Provant who agrees to act together with the Parties in connection with the Contest shall execute a counterpart signature page hereto and shall become a party hereto as if such shareholder were an original Party. In such event Annex A shall be amended to add such new Party and to adjust each Party's pro rata share of fees and expenses incurred in connection with the Contest. To the extent the Parties previously have been invoiced for and have paid any fees or expenses hereunder, such new Party shall be invoiced promptly in an amount equal to such new Party's pro rata share of such previous fees and expenses, payable within 3 business days of receipt, such payment to be distributed among the existing Parties in proportion to their relative pro rata shares.

     7. Withdrawal. Any Party may withdraw as a Party to this Agreement by written notice given to Dominic J. Puopolo, 67 Batterymarch Street, Suite 400, Boston, MA 02110. A Party's liability for fees and expenses under this Agreement will be limited to the Party's pro rata share of the fees and expenses incurred through the date of withdrawal.

     8. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. This Agreement represents the final agreement between the parties and may not be contradicted by any prior agreements, whether oral or written, or subsequent oral agreements of the parties. This Agreement may be executed in any number of counterparts of which once so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                        [Remainder of page left blank]

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Robert M. Baker
                              -------------------
                              Robert M. Baker

                              /s/ Sheila S. Baker
                              -------------------
                              Sheila S. Baker

Date:  July 9, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Arthur R. Bauer
                              -------------------
                              Arthur R. Bauer

Date:  July 9, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Michael J. Davies
                              ---------------------
                              Michael J. Davies

Date:  June 18, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Philip Gardner
                              ------------------
                              Philip Gardner

Date:  June 18, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Paul C. Green
                              -----------------
                              Paul C. Green

Date:  June 18, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Kara Cross Kunitz
                              ---------------------
                              Kara Cross Kunitz

Date:  July 9, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Ralf Leszinski
                              ------------------
                              Ralf Leszinski

Date:  June 18, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Dominic J. Puopolo
                              ----------------------
                              Dominic J. Puopolo

Date:  June 18, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Avram Saunders
                              ------------------
                              Avram Saunders

Date:  July 9, 2001

                    Signature Page to Contribution Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date written below.


                              /s/ Carl von Sternberg
                              ----------------------
                              Carl von Sternberg

Date:  June 18, 2001

                       Annex A to Contribution Agreement

                                        Shares
                                    (excl. options,
                                     warrants and         Pro Rata
Name                                similar rights)       Share (%)
----                                ---------------       ---------
Robert M. and Sheila S. Baker             25,209             0.83%
Arthur R. Bauer                          131,615             4.33%
Michael J. Davies                        289,572             9.53%
Philip Gardner                           300,761             9.90%
Paul C. Green                            501,100            16.49%
Kara Cross Kunitz                         99,712             3.28%
Ralf Leszinski                           636,892            20.96%
Dominic J. Puopolo                       625,048            20.57%
Avram Saunders                            20,092             0.66%
Carl von Sternberg                       408,985            13.46%

TOTAL                                  3,038,986           100.00%

                                  Schedule I
                                  ----------

                  INFORMATION WITH RESPECT TO TRANSACTIONS
                EFFECTED DURING THE PAST SIXTY DAYS OR SINCE
                  THE MOST RECENT FILING ON SCHEDULE 13D(1)

                                       Shares Purchased
Reporting Person             Date           Sold(-)          Average Price(2)
-----------------------------------------------------------------------------
Kara Cross Kunitz           5/14/01          2,500-               $3.10
                            5/10/01          2,500-                3.02

Ralf Leszinski(3)           6/21/01          4,000-               $1.9975
                            6/20/01            500-                2.11
                            6/13/01          5,000-                2.55
                             6/8/01          5,000-                2.23
                             6/7/01          5,000-                2.28
                            5/30/01          3,000-                2.45
                            5/30/01          1,000-                2.51
                            5/24/01         10,000-                2.55
                            5/23/01          2,000-                2.55
                            5/22/01          1,500-                2.51
                            5/22/01          1,500-                2.51

(1) Unless otherwise indicated, all transactions were effected on the Nasdaq Stock Market.
(2)  Price excludes commission.
(3) Includes transactions effected prior to June 13, 2001 that were previously disclosed in the Committee's initial statement on Schedule 13D.